Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781- 425-1691

jpellegrino@lemaitre.com

LeMaitre Vascular Q1 2012 Sales $13.9mm (+8% Organic), Op. Profit $0.9mm

BURLINGTON, MA, May 2, 2012 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q1 2012 financial results. The Company posted Q1 2012 sales of $13.9mm and operating income of $0.9mm. The Company also approved a quarterly cash dividend of $0.025 per share, and provided Q2 2012 and full-year 2012 updated guidance.

Q1 2012 sales increased 8% organically vs. Q1 2011. Sales in the Americas grew 6% organically, while International increased 14%. International organic sales increases in the quarter were driven by the Company’s subsidiaries in Japan (+19%), Italy (+12%) and Germany (+9%), as well as newly direct efforts in Spain and Denmark. On a reported basis, Q1 2012 sales declined 5% due to the Company’s mid-2011 stent graft exit. In Q1 2012 the Company’s worldwide unit sales increased 15% year-over-year.

Gross margin was 70.9% in Q1 2012, versus 69.5% in the prior year quarter. This gross margin increase was largely the result of the Italian manufacturing facility closure, higher average selling prices, and improved product mix, and was partially offset by AlboGraft inventory write-offs.

Q1 2012 operating income was $0.9mm vs. an operating loss of $30,000 in the prior year quarter. Net income in Q1 2012 was $0.4mm, or $0.02 per diluted share, vs. $0.1mm or $0.00 per diluted share in Q1 2011.

George W. LeMaitre, Chairman and CEO said, “In addition to posting another ‘clean’ quarter, I am pleased to report that we are currently benefiting from a number of growth drivers. International sales continue to improve as our sales force is no longer distracted by stent-grafts, while our direct-to-hospital efforts in Spain and Denmark are bearing fruit. In addition, sales of XenoSure in Europe and the U.S. are ramping impressively, while our Over-the-Wire LeMaitre Valvulotome and UnBalloon launches continue to gain traction.”

Total operating expenses in Q1 2012 were $9.0mm, down from $10.2mm in the previous year. Q1 2011 operating expenses included $1.1mm of restructuring and impairment costs. Q1 2012 selling and marketing expenses increased 5% to $5.2mm, driven by additional sales representatives, as well as an increase in direct mail efforts. General and administrative expenses decreased 6% to $2.7mm in the quarter, mainly the result of the closure of the Italian facility and a reduction in compensation costs. Research and development expenses in Q1 2012 decreased 11% to $1.1mm, largely the result of the absence of stent graft clinical trials.

The Company ended Q1 2012 with 79 sales representatives, up from 66 at the end of Q1 2011.

Cash and marketable securities were $19.6mm at March 31, 2012, a decrease of $0.5mm during the quarter. The decrease was driven by annual bonus and sales commissions of $1.5mm, share repurchases of $0.6mm and equipment purchases of $0.3mm, which were largely offset by cash generated from operations.

Quarterly Dividend

The Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.025 per share of common stock. The dividend will be paid on June 4, 2012 to shareholders of record on May 18, 2012. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the final determination of the Company’s Board of Directors.

FDA Routine Audit

In February 2012, the U.S. Food and Drug Administration conducted a routine audit of the Company’s Burlington facilities, including its AlboGraft manufacturing. In April 2012, the Company received written notice from the FDA indicating zero inspectional observations.

AlboGraft Prohibition in the U.K. and France

In response to product complaints, in April 2012, the regulatory agencies in the U.K. and France issued Prohibition Notices preventing AlboGraft sales in these two countries until their concerns are satisfied. The notices did not result in a recall and AlboGrafts already sold remain available for use. As a result of these notices, the Company recognized $0.1 million of inventory write-offs in Q1 2012. These are the first two such notices received in the Company’s 29 year history. Apart from the U.K. and France, the Company continues to sell AlboGraft in all geographies where it has regulatory approval, including the United States, Germany and the rest of the European Community.

The Company is appealing the rulings while seeking to satisfy the agencies’ concerns. In the Company’s initial face-to-face meeting with the U.K. agency on May 1st, the agency indicated that it may inspect the Company’s Burlington facilities in Q2 2012 as part of the resolution process. The Company hopes to satisfy all such concerns in three to six months, but there can be no assurances that this will occur.

Business Outlook

The Company expects Q2 2012 sales of $14.2mm (+6% organic versus Q2 2011), and reported operating income of $1.0mm. The Company also expects 2012 full-year sales of $57.0mm (+8% organic vs. 2011), and reported operating income of $5.0mm.

The Company’s full-year 2012 top-line guidance has been revised downwards by $0.5mm to reflect the likely temporary loss of AlboGraft sales in the U.K and France. AlboGraft accounted for $1.0mm of sales in 2011 in these two countries.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 866-356-3093 (+1 617-597-5381 for international callers), using pass-code 19578892. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. These non-GAAP measures result from facts and circumstances that vary in frequency and/or impact on continuing operations. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP financial measures relating to sales growth after adjusting for foreign exchange, business development transactions, and other events. The Company refers to this as “organic” sales growth, and it differs from the manner in which the Company calculated the “organic” sales growth prior to the fourth quarter of 2011 in that previously, divestitures were adjusted from the current year reported sales, but are now adjusted from the prior year reported sales. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q3 2011, the Company completed its divestiture of the TAArget and UniFit product lines and ceased distributing the Endologix Powerlink stent graft.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the financial and operational guidance, our AlboGraft product complaints and recalls and our related remediation efforts; our AlboGraft U.K. and French Prohibition Notices and our expectations regarding the success of appeals for rescission of such sales prohibitions, future sales growth, commercial success of the launch of the Over-the-Wire LeMaitre Valvulotome or The UnBalloon or other products, commercial success of the XenoSure product, manufacturing consolidations, effectiveness of the expanded sales force, acceptance of the product portfolio mix, and the addition of direct-sales territories are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that sales prohibitions against our AlboGraft product in the United Kingdom and France may not be rescinded in a timely manner or at all; the risk that the sales prohibitions against our AlboGraft product will expand to countries beyond the United Kingdom and France; the risk that the Company experiences significant fluctuations in its quarterly and annual results; the risk that assumptions about the market for the Company’s products may not be correct; the productivity of our direct sales force and distributors; risks related to product demand and market acceptance of the Company’s products; risks that the Company’s products may fail to provide the desired safety and efficacy; risks related to attracting, training and retaining sales representatives and other employees; risks related to government mandated or voluntary recalls that could occur as a result of component failures, manufacturing errors or design defects, the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; the risk that the Company experiences production delays or quality difficulties in the consolidation of its manufacturing operations; the general uncertainty related to seeking regulatory approvals for the Company’s products; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2012	December 31, 2011
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$19,622	$20,132
Accounts receivable, net	8,690	8,541
Inventories	8,297	8,003
Other current assets	3,009	3,011

Total current assets	39,618	39,687

Property and equipment, net	4,631	4,661
Goodwill	11,917	11,917
Other intangibles, net	2,800	2,985
Deferred tax assets	7	6
Other assets	416	431

Total assets	$59,389	$59,687

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$825	$981
Accrued expenses	5,442	5,539
Acquisition-related obligations	19	19

Total current liabilities	6,286	6,539

Deferred tax liabilities	989	989
Other long-term liabilities	68	71

Total liabilities	7,343	7,599

Stockholders’ equity
Common stock	163	163
Additional paid-in capital	64,500	64,619
Accumulated deficit	(6,054)	(6,440)
Accumulated other comprehensive loss	(313)	(606)
Less: treasury stock	(6,250)	(5,648)

Total stockholders’ equity	52,046	52,088

Total liabilities and stockholders’ equity	$59,389	$59,687

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2012	March 31, 2011

Net sales	$13,928	$14,598
Cost of sales	4,058	4,447

Gross profit	9,870	10,151

Operating expenses:
Sales and marketing	5,213	4,973
General and administrative	2,668	2,848
Research and development	1,135	1,272
Restructuring charges	—	1,005
Impairment charge	—	83

Total operating expenses	9,016	10,181

Income (loss) from operations	854	(30)

Other income (loss):
Interest income, net	7	1
Other income (loss), net	(198)	147

Total other income (loss), net	(191)	148

Income before income taxes	663	118

Provision for income taxes	277	54

Net income	$386	$64

Net income per share of common stock:
Basic	$0.03	$—

Diluted	$0.02	$—

Weighted average shares outstanding:
Basic	15,294	15,465

Diluted	15,726	16,038

Cash dividends declared per common share	$0.025	$0.020

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended
	March 31, 2012		March 31, 2011
	$	%	$	%
Net Sales by Product Category:
Open Vascular	$11,405	82%	$10,760	74%
Endovascular and other	2,523	18%	3,838	26%

Total Net Sales	$13,928	100%	$14,598	100%

Net Sales by Geography
Americas	$9,474	68%	$9,002	62%
International	4,454	32%	5,596	38%

Total Net Sales	$13,928	100%	$14,598	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2012	2011				2010
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	13,928	13,411	14,564	15,112	14,598	14,431	13,656	14,158	13,815
Impact of currency exchange rate fluctuations (1)	(146)	15	431	669	10	(420)	(418)	(336)	314
Net impact of acquisitions and distributed sales, excluding currency exchange rate fluctuations (2)	—	260	319	335	328	156	—	—	95
Net impact of discontinued products, excluding excluding currency rate fluctuations (3)	(1,584)	(1,904)	(370)	(76)	(45)	(100)	(105)	(65)	—

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of new sales of acquired products or businesses and newly distributed sales of other manufacturers’ during the current year period, measured for 12 months following the date of the event or transaction.
(3)	Represents the impact of sales related to discontinued and divested products, and discontinued distributed sales of other manufacturers’ products, during the comparable prior period, measured for 12 months following the date of the event or transaction.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2012
Net sales as reported	$13,928
Impact of currency exchange rate fluctuations	146

Adjusted net sales		$14,074

For the three months ending March 31, 2011
Net Sales as reported	$14,598
Net impact of discontinued products sales excluding currency	(1,584)

Adjusted net sales		$13,014

Adjusted net sales increase for the three months ending March 31, 2012		$1,060	8%

Reconciliation between GAAP and Non-GAAP Americas sales growth:
For the three months ending March 31, 2012		$9,474

For the three months ending March 31, 2011
Net Sales as reported	$9,002
Net impact of discontinued products sales excluding currency	(30)

Adjusted net sales		$8,972

Adjusted net sales increase for the three months ending March 31, 2012		$502	6%

Reconciliation between GAAP and Non-GAAP International sales growth:
For the three months ending March 31, 2012
Net sales as reported	$4,454
Impact of currency exchange rate fluctuations	146

Adjusted net sales		$4,600

For the three months ending March 31, 2011
Net Sales as reported	$5,596
Net impact of discontinued products sales excluding currency	(1,554)

Adjusted net sales		$4,042

Adjusted net sales increase for the three months ending March 31, 2012		$558	14%

Reconciliation between GAAP and Non-GAAP Japan growth:
For the three months ending March 31, 2012
Net sales as reported	$616
Impact of currency exchange rate fluctuations	(22)

Adjusted net sales		$594

For the three months ending March 31, 2011
Net Sales as reported		$500

Adjusted net sales increase for the three months ending March 31, 2012		$94	19%

Reconciliation between GAAP and Non-GAAP Italy sales growth:
For the three months ending March 31, 2012
Net sales as reported	$493
Impact of currency exchange rate fluctuations	21

Adjusted net sales		$514

For the three months ending March 31, 2011
Net Sales as reported	$584
Net impact of discontinued products sales excluding currency	(126)

Adjusted net sales		$458

Adjusted net sales increase for the three months ending March 31, 2012		$56	12%

Reconciliation between GAAP and Non-GAAP Germany sales growth:
For the three months ending March 31, 2012
Net sales as reported	$2,732
Impact of currency exchange rate fluctuations	120

Adjusted net sales		$2,852

For the three months ending March 31, 2011
Net Sales as reported	$3,735
Net impact of discontinued products sales excluding currency	(1,128)

Adjusted net sales		$2,607

Adjusted net sales increase for the three months ending March 31, 2012		$245	9%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending June 30, 2012
Net sales per guidance	$14,200
Impact of currency exchange rate fluctuations	348

Adjusted net sales		$14,548

For the three months ending June 30, 2011	15,112
Net impact of discontinued products sales excluding currency	(1,343)

Adjusted net sales		$13,769

Adjusted net sales increase for the three months ending June 30, 2012		$779	6%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2012
Net sales per guidance	$57,000
Impact of currency exchange rate fluctuations	834

Adjusted net sales		$57,834

For the year ending December 31, 2011	57,685
Net impact of discontinued products sales excluding currency	(4,068)

Adjusted net sales		$53,617

Adjusted net sales increase for the year ending December 31, 2012		$4,217	8%